Exhibit 99.1

eBAY INC. REPORTS FOURTH QUARTER AND FULL YEAR 2007 RESULTS
Major businesses and robust growth in newer lines of business drive revenue

San Jose, Calif, January 23, 2008 — eBay Inc. (Nasdaq: EBAY; www.ebay.com) today reported financial results for its fourth quarter and year ended December 31, 2007. The ecommerce company posted fourth quarter revenue of $2.18 billion, representing a $461 million year-over-year increase. Revenue grew across all businesses highlighted by more robust growth from PayPal, StubHub, Skype, classifieds and advertising. The company recorded net income on a GAAP basis of $531 million or $0.39 per diluted share, and non-GAAP net income of $611 million or $0.45 per diluted share.

For the full year, eBay Inc. posted $7.67 billion in revenue, net income on a GAAP basis of $348 million or $0.25 per diluted share, and non-GAAP net income of $2.11 billion or $1.53 per diluted share.

GAAP operating margin increased to 28.7% for the quarter, compared to 26.2% for the same period last year. Non-GAAP operating margin increased to 34.6% for the quarter, from 33.4% for the same period last year. For the full year GAAP operating margin came in at 8.0%, with non-GAAP operating margin at 33.1%.

eBay Inc. generated $793 million of operating cash flow and $665 million of free cash flow during the fourth quarter. The company’s full year operating cash flow was $2.64 billion and free cash flow was $2.19 billion.

“We’re very pleased with the results for the quarter which were strengthened by a solid holiday shopping season,” said eBay Inc. President and CEO, Meg Whitman. “We had a remarkably strong year from a financial perspective. We enter 2008 with our most diverse portfolio of ecommerce offerings ever — positioning us to drive long-term growth in the global ecommerce market.”

Quarterly Business Highlights

•	The company purchased approximately 9.2 million shares of its common stock at a cost of approximately $312 million (For the full year, the company repurchased 44.6 million shares of its common stock for approximately $1.5 billion).

•	eBay announced a cross border trade agreement with Yahoo! Japan to provide Japanese consumers with access to eBay.com through the site Seikamon.com.

•	eBay completed the acquisition of Afterbuy to extend service and support for professional sellers in Germany.

•	StubHub completed its 10 millionth ticket sale and announced a promotional agreement with ESPN to make StubHub the exclusive tickets provider on ESPN.com.

•	PayPal signed top merchant service account deals with U.S. Airways, AirTran, drugstore.com and Shop NBC among others.

•	PayPal hired four seasoned executives with deep consumer, technology and international experience to help drive the company’s ongoing expansion.

•	Skype announced a partnership with MySpace enabling voice communications for more than 110 million MySpace users.

•	Skype launched the 3 Skypephone in eight countries including the United Kingdom, Italy and Australia to enable users to make Skype-to-Skype calls and chats on mobile phones.

“Our fourth quarter results capped off a great year for eBay, with strong top-line growth, stronger bottom-line growth, and excellent free cash flows,” said Bob Swan, eBay Inc. CFO. “We closed the year with a very strong balance sheet, giving us the financial flexibility to invest across all of our business units in order to extend our leadership positions.”

Financial Highlights (presented in millions, except per share data)

	Fourth Quarter
	2007	2006	Change

Net revenue	$2,181	$1,720	$461	27%
GAAP
Net income	$531	$346	$185	53%
Earnings per share (diluted)	$0.39	$0.25	$0.14	57%
Non-GAAP
Net income	$611	$431	$180	42%
Earnings per share (diluted)	$0.45	$0.31	$0.14	45%

	Full Year
	2007		2006	Change

Net revenue	$7,672		$5,970	$1,702	29%
GAAP
Net income	$348	*	$1,126	$(778)	(69)%
Earnings per share (diluted)	$0.25	*	$0.79	$(0.54)	(68)%
Non-GAAP
Net income	$2,106		$1,492	$614	41%
Earnings per share (diluted)	$1.53		$1.05	$0.48	46%

*	Includes previously reported goodwill impairment charge of $1.39 billion recorded in the third quarter of 2007, which was not deductible for tax purposes.

Quarterly Business Unit Discussion

Marketplaces

The Marketplaces business unit, which consists of eBay, Shopping.com, StubHub, Kijiji and other ecommerce sites, had a strong quarter with a record $1.50 billion in revenue, equating to 21% year-over-year growth. Revenue growth was driven by StubHub, advertising, the fixed price format on eBay and, in part, by the benefit of a weaker U.S. dollar. Based on average monthly unique visits, eBay was the number one ecommerce site in the U.S., UK and Germany during the 2007 holiday shopping season, according to Nielsen Online. Approximately 54% of Marketplaces revenue came from markets outside the U.S. Gross merchandise volume was $16.21 billion for the quarter, an increase of 12% over the fourth quarter of 2006. eBay continues to focus on buyer and seller initiatives to accelerate gross merchandise volume in the U.S., Germany and the United Kingdom.

Payments

PayPal posted another stellar quarter with $563 million in revenue, an increase of 35% year-over-year. Net total payment volume (TPV) for the quarter was $14.04 billion, an increase of 35% year-over-year. The revenue and net TPV growth represents increased penetration on eBay as well as expanded adoption of PayPal Merchant Services across the Web. PayPal will continue to focus on greater penetration into the Marketplaces business as well as the acquisition of new merchants.

Communications

Skype contributed $115 million in revenue, representing 76% year-over-year growth, and posted a fourth consecutive quarter of segment profitability. Skype attracted new users at a rapid pace through the quarter and ended the period with more than 276 million registered users around the world.

Selected Financial Results

•	Taxes — The GAAP effective tax rate for the quarter was 21%, compared to 28% for the fourth quarter of 2006. The non-GAAP effective tax rate for the quarter was 24% compared to 29% for the fourth quarter of 2006. The GAAP effective tax rate for 2007 was 54% while the full year non-GAAP tax rate came in at 21%.

•	Cash, cash equivalents and investments — The company’s cash, cash equivalents and investments totaled $5.04 billion at December 31, 2007 compared to $3.50 billion at December 31, 2006.

Business Outlook

•	Full year 2008 — eBay expects net revenues in the range of $8.500 to $8.750 billion with GAAP earnings per diluted share in the range of $1.27 to $1.31 and non-GAAP earnings per diluted share in the range of $1.63 to $1.67.

•	First quarter 2008 — eBay expects net revenues in the range of $2.000 to $2.050 billion with GAAP earnings per diluted share in the range of $0.28 to $0.30 and non-GAAP earnings per diluted share in the range of $0.37 to $0.39.

Other Updates

•	In a separate press release, the company also announced today changes to its management team, including the retirement of current President and CEO Meg Whitman and the naming of John Donahoe as her successor as of March 31, 2008.

•	The company’s board of directors has approved another stock repurchase program for $2 billion. The new program gives the company the ability to repurchase up to $2.85 billion of its common stock under its combined repurchase programs.

Quarterly Conference Call

eBay will host a conference call to discuss fourth quarter results at 2:00 p.m. Pacific Time today. A live webcast of the conference call, together with a slide presentation that includes supplemental financial information and reconciliations of certain non-GAAP measures to their nearest comparable GAAP measures, can be accessed through the company’s Investor Relations web site at http://investor.ebay.com.  In addition, an archive of the webcast will be accessible through the same link.

About eBay Inc.

Founded in 1995, eBay Inc. connects hundreds of millions of people around the world every day, empowering them to explore new opportunities and innovate together. eBay Inc. does this by providing the Internet platforms of choice for global commerce, payments and communications. Since its inception, eBay Inc. has expanded to include some of the strongest brands in the world, including eBay, PayPal, Skype, Shopping.com, and others. eBay Inc. is headquartered in San Jose, California.

Non-GAAP Financial Measures

This press release includes the following financial measures defined as “non-GAAP financial measures” by the Securities and Exchange Commission (SEC): non-GAAP net income, non-GAAP earnings per diluted share, non-GAAP operating margin, non-GAAP effective tax rate, and free cash flow. These measures may be different from non-GAAP financial measures used by other companies. The presentation of this financial information, which is not prepared under any comprehensive set of accounting rules or principles, is not intended to be considered in isolation or as a substitute for the financial information prepared and presented in accordance with generally accepted accounting principles. For a reconciliation of other non-GAAP financial measures to the nearest comparable GAAP measures, see “Non-GAAP Measures of Financial Performance,” “Reconciliation of GAAP Operating Margin to Non-GAAP Operating Margin,” “Reconciliation of GAAP Net Income to Non-GAAP Net Income,” “Reconciliation of GAAP to Non-GAAP Effective Tax Rate,” “Reconciliation of Operating Cash Flows to Free Cash Flow” and “Business Outlook” included in this press release.

Forward-Looking Statements

This press release contains forward-looking statements relating to the future performance of eBay and its consolidated subsidiaries that are based on our current expectations, forecasts and assumptions and involve risks and uncertainties. The company’s actual results could differ materially from those predicted and reported results should not be considered as an indication of future performance. Factors that could cause or contribute to such differences include, but are not limited to: the company’s need to increasingly achieve growth from its existing users in its more established markets; the company’s ability to deal with the increasingly competitive ecommerce environment, including competition for its sellers from other trading sites and other means of selling, and competition for its buyers from other merchants, online and offline; the need to manage an increasingly large enterprise with a broad range of businesses of varying degrees of maturity and in many different geographies; the effect of management changes and business initiatives; the regulatory, patent, competitive and other risks specific to Skype; the competitive, regulatory, credit card association, and other risks specific to PayPal, especially as it continues to expand geographically; the company’s need to manage other regulatory, tax, and litigation risks as its services are offered in more jurisdictions and applicable laws become more restrictive; the company’s ability to upgrade and develop its systems, infrastructure and customer service capabilities at reasonable cost; the company’s ability to maintain site stability and performance on all of its sites while adding new products and features in a timely fashion; changes in political, business and economic conditions, including conditions that affect consumer confidence or ecommerce growth; fluctuations in foreign exchange rates; the company’s ability to profitably expand its business model to new types of merchandise and sellers; and, the company’s ability to profitably integrate, manage and grow businesses that have been acquired recently or may be acquired in the future. The forward-looking statements in this release do not include the potential impact of any acquisitions that may be announced and/or completed after the date hereof.

More information about factors that could affect the company’s operating results is included under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the company’s annual report on Form 10-K and quarterly reports on Form 10-Q, copies of which may be obtained by visiting the company’s investor relations web site at http://investor.ebay.com or the SEC’s web site at www.sec.gov. Undue reliance should not be placed on the forward-looking statements in this release, which are based on information available to the company on the date hereof. eBay assumes no obligation to update such statements.

Investor Relations Contact:	Tracey Ford	408-376-7205
Media Relations Contact:	Jose Mallabo	408-376-7458
Investor Information Request:	408-376-7493
Company News:	http://www.businesswire.com
Investor Relations Web site:	http://investor.ebay.com

eBay Inc.

Unaudited Condensed Consolidated Balance Sheet
(In Thousands)

	December 31,	December 31,
	2006	2007

ASSETS
Current assets:
Cash and cash equivalents	$2,662,792	$4,221,191
Short-term investments	554,841	676,264
Accounts receivable, net	393,195	480,557
Funds receivable	399,297	427,337
Other current assets	960,461	1,317,156

Total current assets	4,970,586	7,122,505
Long-term investments	277,853	138,237
Property and equipment, net	998,196	1,120,452
Goodwill	6,544,278	6,257,153
Intangible assets, net	682,977	596,038
Other assets	20,121	131,652

	$13,494,011	$15,366,037

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$83,392	$156,613
Funds payable and amounts due to customers	1,159,952	1,513,578
Accrued expenses and other current liabilities	681,669	1,151,139
Deferred revenue and customer advances	128,964	166,495
Income taxes payable	464,418	111,754

Total current liabilities	2,518,395	3,099,579
Deferred and other tax liabilities, net	31,784	510,557
Other liabilities	39,200	51,299

Total liabilities	2,589,379	3,661,435

Total stockholders’ equity	10,904,632	11,704,602

	$13,494,011	$15,366,037

eBay Inc.

Unaudited Condensed Consolidated Statement of Income
(In Thousands, Except Per Share Amounts)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2006	2007	2006	2007

Net revenues(2)	$1,719,901	$2,180,606	$5,969,741	$7,672,329
Cost of net revenues(1)	356,317	505,973	1,256,792	1,762,972

Gross profit	1,363,584	1,674,633	4,712,949	5,909,357

Operating expenses(1):
Sales and marketing	461,329	519,133	1,619,857	1,925,393
Product development	131,248	169,316	494,695	619,727
General and administrative	275,724	306,731	978,363	1,156,015
Amortization of acquired intangible assets	45,398	53,313	197,078	204,104
Impairment of goodwill	—	—	—	1,390,938

Total operating expenses	913,699	1,048,493	3,289,993	5,296,177

Income from operations(3)	449,885	626,140	1,422,956	613,180
Interest and other income, net	37,399	51,921	130,017	154,271
Interest expense	(3,687)	(6,596)	(5,916)	(16,600)

Income before income taxes	483,597	671,465	1,547,057	750,851
Provision for income taxes	(137,130)	(140,579)	(421,418)	(402,600)

Net income	$346,467	$530,886	$1,125,639	$348,251

Net income per share:
Basic	$0.25	$0.39	$0.80	$0.26

Diluted	$0.25	$0.39	$0.79	$0.25

Weighted average shares:
Basic	1,380,577	1,352,077	1,399,251	1,358,797

Diluted	1,402,749	1,368,067	1,425,472	1,376,174

(1) Includes stock-based compensation as follows:
Cost of net revenues	$7,873	$9,466	$32,981	$37,009
Sales and marketing	21,614	16,798	96,547	81,299
Product development	18,787	19,251	81,489	76,002
General and administrative	26,391	24,138	106,393	107,503

Total stock-based compensation	$74,665	$69,653	$317,410	$301,813

(2)	Net revenues for the three-month period ended December 31, 2007 were positively impacted by foreign currency translation of approximately $97 million compared to the same period of the prior year. Net revenues for the twelve-month period ended December 31, 2007 were positively impacted by foreign currency translation of approximately $276 million compared to the same period of the prior year. On a sequential period, net revenues for the three-month period ended December 31, 2007 were positively impacted by foreign currency translation of approximately $45 million.

(3)	Operating income for the three-month period ended December 31, 2007 was positively impacted by foreign currency translation of approximately $49 million compared to the same period of the prior year. Operating income for the twelve-month period ended December 31, 2007 was positively impacted by foreign currency translation of approximately $146 million compared to the same period of the prior year. On a sequential period, operating income for the three-month period ended December 31, 2007 was positively impacted by foreign currency translation of approximately $25 million.

eBay Inc.

Unaudited Condensed Consolidated Statement of Cash Flows
(In Thousands)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2006	2007	2006	2007

Cash flows from operating activities:
Net income	$346,467	$530,886	$1,125,639	$348,251
Adjustments:
Provision for doubtful accounts and authorized credits	26,536	29,613	100,729	96,461
Provision for transaction losses	44,743	38,407	126,439	139,255
Depreciation and amortization	143,616	159,816	544,552	601,707
Impairment of goodwill	—	—	—	1,390,938
Stock-based compensation related to stock options and employee stock purchases	74,665	69,653	317,410	301,813
Deferred income taxes	(96,393)	(72,469)	(227,850)	(141,403)
Tax benefit from stock-based compensation	39,775	30,320	148,565	143,203
Excess tax benefit from stock-based compensation	(15,108)	(15,804)	(92,371)	(84,830)
Changes in assets and liabilities, net of acquisition effects:
Accounts receivable	(52,719)	(99,300)	(169,750)	(185,616)
Funds receivable	(92,528)	137,952	(146,900)	(25,780)
Other current assets	(104,252)	20,735	(443,530)	(416,277)
Other non-current assets	(743)	(9,648)	10,126	(88,717)
Accounts payable	(30,915)	24,247	32,986	36,954
Funds payable and amounts due to customers	187,671	(83,942)	575,137	336,875
Accrued expenses and other liabilities	19,208	(24,467)	(31,022)	(18,825)
Deferred revenue and customer advances	11,195	10,330	47,859	37,807
Income taxes payable and other tax liabilities	124,743	46,217	329,772	169,293

Net cash provided by operating activities	625,961	792,546	2,247,791	2,641,109

Cash flows from investing activities:
Purchases of property and equipment, net	(96,573)	(127,933)	(515,448)	(453,967)
Purchases of investments	(35,850)	(65,378)	(583,263)	(270,676)
Maturities and sales of investments	497,948	104,941	1,380,227	888,757
Acquisitions, net of cash acquired	—	(543,370)	(45,505)	(863,565)
Other	1,638	783	(7,158)	6,305

Net cash provided by (used in) investing activities	367,163	(630,957)	228,853	(693,146)

Cash flows from financing activities:
Proceeds from issuance of common stock, net	104,407	141,756	313,482	506,955
Repurchases of common stock, net	(999,999)	(314,698)	(1,666,540)	(1,485,397)
Excess tax benefits from stock-based compensation	15,108	15,804	92,371	84,830
Proceeds from borrowings	—	200,220	—	200,220

Net cash (used in) provided by financing activities	(880,484)	43,082	(1,260,687)	(693,392)

Effect of exchange rate changes on cash and cash equivalents	67,895	103,929	133,255	303,828

Net increase in cash and cash equivalents	180,535	308,600	1,349,212	1,558,399
Cash and cash equivalents at beginning of period	2,482,257	3,912,591	1,313,580	2,662,792

Cash and cash equivalents at end of period	$2,662,792	$4,221,191	$2,662,792	$4,221,191

eBay Inc.

Unaudited Summary of Consolidated Net Revenues
(In Thousands, Except Percentages)

Net Revenues by Type

	Three Months Ended
	December 31,	March 31,	June 30,	September 30,	December 31,
	2006	2007	2007	2007	2007

Net transaction revenues
Marketplaces	$1,198,418	$1,211,545	$1,236,835	$1,267,463	$1,419,520
Current quarter vs prior quarter	18%	1%	2%	2%	12%
Current quarter vs prior year quarter	24%	22%	24%	25%	18%
Percent of Marketplaces revenue from international	51%	52%	52%	51%	54%
Payments	402,958	418,992	432,294	447,952	539,301
Current quarter vs prior quarter	19%	4%	3%	4%	20%
Current quarter vs prior year quarter	35%	28%	31%	32%	34%
Percent of Payments revenue from international	40%	41%	42%	43%	44%
Communications	63,417	77,078	89,133	96,772	113,732
Current quarter vs prior quarter	27%	22%	16%	9%	18%
Current quarter vs prior year quarter	156%	119%	102%	93%	79%
Percent of Communications revenue from international	84%	85%	85%	83%	83%

Total net transaction revenues	1,664,793	1,707,615	1,758,262	1,812,187	2,072,553
Current quarter vs prior quarter	18%	3%	3%	3%	14%
Current quarter vs prior year quarter	29%	26%	28%	29%	24%
Advertising and other non-transaction revenues
Total advertising and other non-transaction revenues	55,108	60,459	76,167	77,033	108,053
Current quarter vs prior quarter	33%	10%	26%	1%	40%
Current quarter vs prior year quarter	49%	65%	96%	86%	96%

Total net revenues	$1,719,901	$1,768,074	$1,834,429	$1,889,220	$2,180,606

Current quarter vs prior quarter	19%	3%	4%	3%	15%
Current quarter vs prior year quarter	29%	27%	30%	30%	27%

eBay Inc.

Unaudited Summary of Consolidated Net Revenues
(In Thousands, Except Percentages)

Net Revenues by Segment

	Three Months Ended
	December 31,	March 31,	June 30,	September 30,	December 31,
	2006	2007	2007	2007	2007

Marketplaces	$1,237,523	$1,250,200	$1,290,552	$1,320,632	$1,502,507
Current quarter vs prior quarter	18%	1%	3%	2%	14%
Current quarter vs prior year quarter	24%	23%	26%	26%	21%
Percent of Marketplaces revenue from international	50%	51%	52%	51%	54%
Payments	416,796	439,341	454,167	470,396	562,712
Current quarter vs prior quarter	19%	5%	3%	4%	20%
Current quarter vs prior year quarter	37%	31%	34%	35%	35%
Percent of Payments revenue from international	41%	41%	42%	43%	44%
Communications	65,582	78,533	89,710	98,192	115,387
Current quarter vs prior quarter	31%	20%	14%	9%	18%
Current quarter vs prior year quarter	164%	123%	103%	96%	76%
Percent of Communications revenue from international	84%	85%	84%	82%	83%

Total net revenues	$1,719,901	$1,768,074	$1,834,429	$1,889,220	$2,180,606

Current quarter vs prior quarter	19%	3%	4%	3%	15%
Current quarter vs prior year quarter	29%	27%	30%	30%	27%

Net Revenues by Geography

	Three Months Ended
	December 31,	March 31,	June 30,	September 30,	December 31,
	2006	2007	2007	2007	2007

US net revenues	$872,287	$884,909	$895,820	$929,605	$1,032,336
Current quarter vs prior quarter	14%	1%	1%	4%	11%
Current quarter vs prior year quarter	20%	18%	24%	22%	18%
Percent of total	51%	50%	49%	49%	47%
International net revenues	847,614	883,165	938,609	959,615	1,148,270
Current quarter vs prior quarter	24%	4%	6%	2%	20%
Current quarter vs prior year quarter	40%	38%	37%	40%	35%
Percent of total	49%	50%	51%	51%	53%

Total net revenues	$1,719,901	$1,768,074	$1,834,429	$1,889,220	$2,180,606

Current quarter vs prior quarter	19%	3%	4%	3%	15%
Current quarter vs prior year quarter	29%	27%	30%	30%	27%

eBay Inc.

Unaudited eBay Marketplaces Supplemental Operating Data
(In Millions, Except Percentages)

	December 31,	March 31,	June 30,	September 30,	December 31,
	2006	2007	2007	2007	2007

Active Users (1)	81.8	82.9	83.3	83.0	83.2
Current quarter vs prior quarter	3%	1%	0%	(0)%	0%
Current quarter vs prior year quarter	14%	10%	7%	4%	2%
Number of New Listings (2)	610.2	588.5	559.2	555.6	637.2
Current quarter vs prior quarter	5%	(4)%	(5)%	(1)%	15%
Current quarter vs prior year quarter	12%	2%	(6)%	(5)%	4%
Gross Merchandise Volume (3)	$14,434	$14,281	$14,464	$14,395	$16,213
Current quarter vs prior quarter	14%	(1%)	1%	(0%)	13%
Current quarter vs prior year quarter	20%	14%	12%	14%	12%
Fixed Price Trading (4) as % of gross merchandise volume	38%	39%	39%	41%	42%
eBay Stores (5) (in thousands)	593	632	649	520	532
Current quarter vs prior quarter	3%	7%	3%	(20)%	2%
Current quarter vs prior year quarter	55%	30%	20%	(9)%	(10)%
Percent of eBay Stores hosted internationally	56%	57%	57%	46%	46%

Rent.com, Shopping.com, and eBay’s classifieds web sites are not included in these metrics.

(1)	All users, excluding users of StubHub, Half.com and Internet Auction, who bid on, bought, or listed an item within the previous 12-month period. Users may register more than once, and as a result, may have more than one account.

(2)	Listings on eBay Marketplaces trading platforms during the quarter, regardless of whether the listing subsequently closed successfully.

(3)	Total value of all successfully closed items between users on eBay Marketplaces trading platforms during the quarter, regardless of whether the buyer and seller actually consummated the transaction.

(4)	Primarily, GMV related to eBay’s “Buy It Now” feature on eBay Marketplaces trading platforms during the quarter.

(5)	Total number of eBay Stores worldwide, hosted on eBay’s Marketplaces trading platforms as of each respective quarter end. Beginning in Q3-07, eBay China stores are excluded.

eBay Inc.

Unaudited Payments Supplemental Operating Data
(In Millions, Except Percentages)

The metrics for all periods shown below have been adjusted to reflect new management definitions which we believe improve the consistency between how management measures and monitors its business.

	December 31,	March 31,	June 30,	September 30,	December 31,
	2006	2007	2007	2007	2007

Active registered accounts (1)	49.4	51.3	52.8	54.8	57.3
Current quarter vs prior quarter	5%	4%	3%	4%	5%
Current quarter vs prior year quarter	20%	18%	16%	16%	16%
Net number of payments (2)	167.2	171.9	168.0	172.2	203.9
Current quarter vs prior quarter	18%	3%	(2)%	3%	18%
Current quarter vs prior year quarter	24%	19%	20%	21%	22%
Net total payment volume (3)	$10,439	$10,777	$11,080	$11,569	$14,044
Current quarter vs prior quarter	21%	3%	3%	4%	21%
Current quarter vs prior year quarter	36%	30%	32%	34%	35%
Merchant Services net total payment volume as% of net total payment volume	35%	38%	42%	44%	44%
Transaction rates (4)
Transaction revenue rate	3.86%	3.89%	3.90%	3.87%	3.84%
Transaction processing expense rate	1.13%	1.15%	1.18%	1.21%	1.18%
Transaction loss rate	0.43%	0.33%	0.31%	0.27%	0.27%

(1)	All registered accounts that successfully sent or received at least one payment or payment reversal through the PayPal system within the previous 12-month period.

(2)	Number of payments, net of payment reversals, successfully completed through the PayPal system during the quarter, excluding the payment gateway business.

(3)	Total dollar volume of payments, net of payment reversals, successfully completed through the PayPal system during the quarter, excluding the payment gateway business.

(4)	Transaction rates represent the ratio of PayPal net transaction revenues (including the payment gateway business), PayPal third-party processing expenses, and PayPal fraud and protection program losses relative to net total payment volume.

eBay Inc.
Unaudited Communications Supplemental Operating Data
(In Millions, Except Percentages)

	December 31,	March 31,	June 30,	September 30,	December 31,
	2006	2007	2007	2007	2007

Registered users (1)	171.2	195.5	219.6	245.7	276.3
Current quarter vs prior quarter	26%	14%	12%	12%	12%
Current quarter vs prior year quarter	129%	107%	94%	81%	61%

(1)	Cumulative number of unique user accounts, which includes users who may have registered via non-Skype based websites. Users may register more than once, and as a result, may have more than one account.

eBay Inc.
Business Outlook
(In Millions, Except Per Share Amounts And Percentages)

The guidance figures provided below and elsewhere in this press release are forward-looking statements and are approximate in nature because eBay’s future performance is difficult to predict. Such guidance is based on information available on the date of this earnings release, and eBay assumes no obligation to update it.

eBay’s future performance involves risks and uncertainties, and the company’s actual results could differ materially from the information below. Some of the factors that could affect the company’s operating results are set forth under the caption “Forward-Looking Statements” above in this press release. More information about factors that could affect eBay’s operating results is included under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in its most recent annual report on Form 10-K and quarterly reports on Form 10-Q, copies of which may be obtained by visiting the company’s investor relations web site at http://investor.ebay.com or the SEC’s web site at www.sec.gov.

Three months ending March 31, 2008
	GAAP	Non-GAAP(a)

Net revenues	$2,000-$2,050	$2,000-$2,050
Diluted EPS	$0.28-$0.30	$0.37-$0.39

Year ending December 31, 2008
	GAAP	Non-GAAP(a)

Net revenues	$8,500-$8,750	$8,500-$8,750
Operating margin	~24%	~32%
Diluted EPS	$1.27-$1.31	$1.63-$1.67
Effective tax rate	21.0%-22.0%	22.0%-23.0%

(a)	Non-GAAP amounts and percentages reflect estimated quarterly adjustments to exclude the amortization of acquired intangible assets of approximately $55-$60 million and stock-based compensation and payroll taxes on employee stock options of approximately $95-$110 million. See further discussion regarding non-GAAP measures of financial performance on the following pages.

eBay Inc.

Non-GAAP Measures of Financial Performance

To supplement the company’s consolidated financial statements presented in accordance with generally accepted accounting principles, or GAAP, eBay uses non-GAAP measures of certain components of financial performance. These non-GAAP measures include non-GAAP net income, non-GAAP earnings per diluted share, non-GAAP operating margin, non-GAAP effective tax rate, and free cash flow.

These non-GAAP measures are not in accordance with, or an alternative for, measures prepared in accordance with GAAP and may be different from non-GAAP measures used by other companies. In addition, these non-GAAP measures are not based on any comprehensive set of accounting rules or principles. Non-GAAP measures have limitations in that they do not reflect all of the amounts associated with eBay’s results of operations as determined in accordance with GAAP. These measures should only be used to evaluate eBay’s results of operations in conjunction with the corresponding GAAP measures.

Reconciliation to the nearest GAAP measure of all non-GAAP measures included in this press release can be found in the tables included on page 13, 15 and 16 of this press release.

These non-GAAP measures are provided to enhance investors’ overall understanding of the company’s current financial performance and the company’s prospects for the future. Specifically, the company believes the non-GAAP measures provide useful information to both management and investors by excluding certain expenses, gains and losses, and net purchases of property and equipment that may not be indicative of its core operating results and business outlook. In addition, because eBay has historically reported certain non-GAAP results to investors, the company believes the inclusion of non-GAAP measures provides consistency in the company’s financial reporting.

For its internal budgeting process, and as discussed further below, eBay’s management uses financial statements that do not include stock-based compensation expense related to employee stock options and employee stock purchases, employer payroll taxes on employee non-qualified stock option gains, amortization or impairment of acquired intangible assets and the income taxes associated with the foregoing. In addition to the corresponding GAAP measures, eBay’s management also uses the foregoing non-GAAP measures in reviewing the financial results of eBay.

eBay excludes the following items from non-GAAP net income, non-GAAP earnings per diluted share, non-GAAP operating margin and non-GAAP effective tax rate:

Stock-based compensation related to stock options and employee stock purchases.  These expenses consist of expenses for stock options and employee stock purchases under Statement of Financial Accounting Standards No. 123 (revised 2004), “Share-Based Payment.” eBay excludes stock-based compensation expenses from its non-GAAP measures primarily because they are non-cash expenses that eBay does not believe are reflective of ongoing operating results.

Employer payroll taxes on employee non-qualified stock option gains.  This amount is dependent on eBay’s stock price and the timing and size of exercise by employees of their stock options, over which management has limited to no control, and as such does not correlate to eBay’s operation of the business.

Amortization or impairment of acquired intangible assets and impairment of goodwill.  eBay incurs amortization or impairments of acquired intangible assets in connection with acquisitions and investments. eBay excludes these items because they arise from eBay’s prior acquisitions and have no direct correlation to the current operating results of eBay’s business.

Income taxes associated with certain non-GAAP entries.  This amount is used to present stock-based compensation and the other amounts described above on an after-tax basis consistent with the presentation of non-GAAP net income.

In addition to the non-GAAP measures discussed above, eBay also uses free cash flow. Free cash flow represents operating cash flows less net purchases of property and equipment. eBay considers free cash flow to be a liquidity measure that provides useful information to management and investors about the amount of cash generated by the business after the purchases of property, buildings, and equipment, which can then be used to, among other things, invest in eBay’s business, make strategic acquisitions, strengthen the balance sheet and repurchase stock. A limitation of free cash flow is that it does not represent the total increase or decrease in the company’s cash balance for the period.

eBay Inc.
Reconciliation of GAAP Operating Margin to Non-GAAP Operating Margin
(In Thousands, Except Percentages)

	Three Months Ended		Year Ended
	December 31,	December 31,	December 31,	December 31,
	2006	2007	2006	2007

GAAP operating income	$449,885	$626,140	$1,422,956	$613,180
Stock-based compensation expense related to employee stock options and employee stock purchases	74,665	69,653	317,410	301,813
Payroll tax on stock option exercise	919	1,522	5,319	6,872
Amortization of developed technology (1)	4,140	4,351	17,851	19,625
Amortization of acquired intangible assets	45,398	53,313	197,078	204,104
Impairment of goodwill	—	—	—	1,390,938

Non-GAAP operating income	$575,007	$754,979	$1,960,614	$2,536,532

Non-GAAP operating margin	33.4%	34.6%	32.8%	33.1%

Reconciliation of GAAP Net Income to Non-GAAP Net Income
(In Thousands, Except Per Share Amounts)

	Three Months Ended		Year Ended
	December 31,	December 31,	December 31,	December 31,
	2006	2007	2006	2007

GAAP net income	$346,467	$530,886	$1,125,639	$348,251
Stock-based compensation expense related to employee stock options and employee stock purchases	74,665	69,653	317,410	301,813
Payroll tax on stock option exercise	919	1,522	5,319	6,872
Amortization of developed technology (1)	4,140	4,351	17,851	19,625
Amortization of acquired intangible assets	45,398	53,313	197,078	204,104
Impairment of goodwill	—	—	—	1,390,938
Income taxes associated with certain non-GAAP entries	(41,042)	(48,853)	(171,690)	(165,421)

Non-GAAP net income	$430,547	$610,872	$1,491,607	$2,106,182

Diluted net income per share:
GAAP	$0.25	$0.39	$0.79	$0.25

Non-GAAP	$0.31	$0.45	$1.05	$1.53

Shares used in GAAP and non-GAAP diluted net income per-share calculation	1,402,749	1,368,067	1,425,472	1,376,174

(1)	Included within cost of net revenues on the Unaudited Condensed Consolidated Statement of Income

eBay Inc.
Reconciliation of GAAP to Non-GAAP Effective Tax Rate
(In Thousands, Except Percentages)

	Three Months Ended		Year Ended
	December 31,	December 31,	December 31,	December 31,
	2006	2007	2006	2007

GAAP provision for income taxes (a)	$137,130	$140,579	$421,418	$402,600
Income taxes associated with certain non-GAAP entries	41,042	48,853	171,690	165,421

Non-GAAP provision for income taxes (b)	$178,172	$189,432	$593,108	$568,021

GAAP income before income taxes (c)	$483,597	$671,465	$1,547,057	$750,851
Stock-based compensation expense related to employee stock options and employee stock purchases	74,665	69,653	317,410	301,813
Payroll tax on stock option exercise	919	1,522	5,319	6,872
Amortization of developed technology (1)	4,140	4,351	17,851	19,625
Amortization of acquired intangible assets	45,398	53,313	197,078	204,104
Impairment of goodwill	—	—	—	1,390,938

Non-GAAP income before income taxes (d)	$608,719	$800,304	$2,084,715	$2,674,203

GAAP effective tax rate (a/c)	28%	21%	27%	54%

Non-GAAP effective tax rate (b/d)	29%	24%	28%	21%

Reconciliation of Operating Cash Flows to Free Cash Flow
(In Thousands)

	Three Months Ended		Year Ended
	December 31,	December 31,	December 31,	December 31,
	2006	2007	2006	2007

Net cash provided by operating activities	$625,961	$792,546	$2,247,791	$2,641,109
Less: Purchases of property and equipment, net	(96,573)	(127,933)	(515,448)	(453,967)

Free cash flow	$529,388	$664,613	$1,732,343	$2,187,142

(1)	Included within cost of net revenues on the Unaudited Condensed Consolidated Statement of Income

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